ASSET PURCHASE AGREEMENT



                          DATED AS OF NOVEMBER 7, 1996



                                      AMONG



                       ACTION PERFORMANCE COMPANIES, INC.,


                             SII ACQUISITION, INC.,


                             SPORTS IMAGE, INC., AND


                              R. DALE EARNHARDT AND


                               TERESA H. EARNHARDT

                                TABLE OF CONTENTS


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SECTION 1
TRANSFER OF ASSETS..............................................................................................  1
         1.1        Purchase and Sale of Assets.................................................................  1
         1.2        Assumption of Liabilities...................................................................  1

SECTION 2
PURCHASE PRICE..................................................................................................  2
         2.1        Purchase Price..............................................................................  2
         2.2        Allocation of Purchase Price................................................................  2

SECTION 3
REPRESENTATIONS AND WARRANTIES..................................................................................  2
         3.1        Representations and Warranties of Seller....................................................  2
                    (a)    Due Incorporation, Good Standing, and Qualification..................................  2
                    (b)    Corporate Authority..................................................................  2
                    (c)    Capital Stock........................................................................  3
                    (d)    Options, Warrants, and Rights........................................................  3
                    (e)    Subsidiaries.........................................................................  3
                    (f)    Financial Statements.................................................................  3
                    (g)    No Material Change...................................................................  3
                    (h)    Title to Properties..................................................................  3
                    (i)    Litigation...........................................................................  4
                    (j)    Rights and Licenses..................................................................  4
                    (k)    No Violation.........................................................................  4
                    (l)    Taxes................................................................................  4
                    (m)    Accounts Receivable..................................................................  4
                    (n)    Contracts............................................................................  4
                    (o)    Compliance with Law and Other Regulations............................................  4
                    (p)    Insurance............................................................................  5
                    (q)    Articles, Bylaws, and Minute Books...................................................  5
                    (r)    Employees............................................................................  5
                    (s)    Intent and Access....................................................................  5
                    (t)    Accuracy of Statements...............................................................  5
         3.2        Representations and Warranties of Buyer.....................................................  5
                    (a)    Due Incorporation, Good Standing, and Qualification..................................  5
                    (b)    Corporate Authority..................................................................  5
                    (c)    Capital Stock........................................................................  6
                    (d)    Options, Warrants, and Rights........................................................  6
                    (e)    Subsidiaries.........................................................................  6
                    (f)    Financial Statements.................................................................  6
                    (g)    No Material Change...................................................................  6
                    (h)    Title to Assets and Properties.......................................................  7
                    (i)    Litigation...........................................................................  7
                    (j)    Rights and Licenses..................................................................  7
                    (k)    No Violation.........................................................................  7
                    (l)    Taxes................................................................................  7

                    (m)    Accounts Receivable..................................................................  7
                    (n)    Contracts............................................................................  8
                    (o)    Compliance with Law and Other Regulations............................................  8
                    (p)    Insurance............................................................................  8
                    (q)    Articles, Bylaws, and Minute Books...................................................  8
                    (r)    Employees............................................................................  8
                    (s)    SEC Reports..........................................................................  8
                    (t)    Accuracy of Statements...............................................................  8
                    (u)    Status of Buyer Common Stock Being Issued............................................  9
         3.3        Survival of Representations and Warranties..................................................  9

SECTION 4
COVENANTS TO SELLER.............................................................................................  9
         4.1        Covenants of Seller.........................................................................  9
                    (a)    Complete Liquidation and Dissolution.................................................  9
                    (b)    Filing of Tax Returns................................................................  9
                    (c)    Dividends............................................................................  9
                    (d)    Change of Corporate Name.............................................................  9
         4.2        Further Assurances..........................................................................  9

SECTION 5
GENERAL......................................................................................................... 10
         5.1        Costs and Indemnity Against Finders......................................................... 10
         5.2        Controlling Law............................................................................. 10
         5.3        Notices..................................................................................... 10
         5.4        Binding Nature of Agreement; No Assignment.................................................. 10
         5.5        Entire Agreement............................................................................ 10
         5.6        Paragraph Headings.......................................................................... 10
         5.7        Counterparts................................................................................ 10

                            ASSET PURCHASE AGREEMENT


                  AGREEMENT   dated  as  of  November  7,  1996,   among  ACTION
PERFORMANCE COMPANIES, INC., an Arizona corporation ("Buyer"); SPORTS IMAGE, INC., a North Carolina corporation ("Seller"); SII ACQUISITION, INC., an Arizona corporation ("Designated Subsidiary"); and R. DALE EARNHARDT and TERESA H. EARNHARDT (together "Shareholder").

                  Buyer desires to acquire, and Seller desires to transfer, substantially all of the assets, properties, rights, and goodwill of Seller upon the terms and conditions set forth in this Agreement.

                  To facilitate the transactions contemplated hereby, Buyer has formed Designated Subsidiary, which is a wholly owned subsidiary of Buyer and has not conducted any business activities prior to the date of this Agreement (the "Closing Date"). Shareholder owns all the capital stock of Seller.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the parties agree as follows:

                                   SECTION 1
                               TRANSFER OF ASSETS

                  1.1 Purchase and Sale of Assets. Based upon and subject to the representations, warranties, covenants, agreements, and other terms and conditions set forth in this Agreement, Seller hereby sells, conveys, transfers, assigns, and delivers, and Designated Subsidiary hereby purchases, acquires, and accepts, as provided herein, all of the assets, properties, rights, and goodwill of Seller of every kind and description, wherever located, including, without limitation, (a) all assets and properties, tangible or intangible, real, personal or mixed, (b) notes and accounts receivables, (c) computer equipment,
(d) office and warehouse equipment, (e) vehicles, (f) reserves, (g) prepayments,
(h) inventories, (i) deposits, (j) bank accounts, (k) cash and securities, (l) claims and rights under contracts, agreements, leases, and commitments of Seller of whatever nature (including all agreements and contract arrangements with R. Dale Earnhardt), (m) the name "Sports Image, Inc., (n) all computer programs, data bases, records, systems, and processes and all know how, information, and trade secrets relating thereto, and (o) all books and records of Seller relating to Seller's business. The assets, properties, rights, and goodwill conveyed, transferred, assigned, and delivered by Seller are sometimes herein called the "Transferred Assets" and shall include, without limitation, all of the assets and properties shown on or reflected in the Balance Sheet of Seller as at September 30, 1996 (the "Base Balance Sheet") and all assets and properties acquired by Seller after the date of the Base Balance Sheet and to the Closing Date. There is, however, excluded from the assets and properties sold and purchased pursuant to this Agreement, (i) any assets and properties disposed of by Seller since September 30, 1996 in the ordinary course of business, (ii) Seller's corporate franchises, stock record books, corporate record books containing the minutes of meetings of directors and shareholders, and such other records as have to do exclusively with Seller's organization or stock capitalization, and (iii) Seller's tax and employee records.

                  1.2 Assumption of Liabilities. Designated Subsidiary hereby assumes, and Buyer shall cause Designated Subsidiary to pay or discharge when due, all debts, obligations, and liabilities of Seller reflected and accrued on the Base Balance Sheet or incurred and accrued after the date of the Base Balance Sheet in the ordinary course of business and all other debts, obligations, and liabilities of Seller specifically listed in the Seller's Disclosure Schedule described in Section 3.1; provided, however, that Designated Subsidiary does not assume, and Buyer shall have no obligation to cause Designated Subsidiary to pay or discharge when due, any debts, obligations, or liabilities of Seller (a) that are in existence on the date of the Base Balance Sheet and do not appear thereon or in the Seller's Disclosure Schedule, (b) that arise under agreements and commitments that have not been assigned to Designated Subsidiary pursuant to this Agreement, (c) the existence of which would conflict with or constitute a breach of any representation, warranty, covenant, or agreement made by Seller in this Agreement, except to the extent disclosed in the Seller's Disclosure Schedule, (d) that arise in connection with lawsuits, which are not reflected in the Base Balance Sheet or as described in Seller's Disclosure Schedule, brought against Seller based on any circumstances that occurred on or prior to the Closing Date, (e) that arise by reason of or for any default, breach, or penalty of or by Seller under any agreement or commitment, which are not reflected in the Base Balance Sheet or as described in the Seller's Disclosure Schedule, (f) that related to any federal, state, or local income, sales, personal property, transfer, or other taxes, if any, which may be imposed on Seller in connection with the transactions contemplated by this Agreement or the liquidation and dissolution of Seller, or (g) that arise in connection with negotiating the terms of this Agreement, effecting the transactions contemplated by this Agreement, and liquidating or dissolving Seller, including the fees and expenses of Seller's legal counsel, accountants, and other consultants and advisers.

                                    SECTION 2
                                 PURCHASE PRICE

                  2.1 Purchase Price. The purchase price for the Transferred Assets acquired pursuant to Section 1.1, in addition to the assumption of liabilities pursuant to Section 1.2, is an amount equal to $30,000,000 consisting of (a) a promissory note of Buyer or Designated Subsidiary ("Buyer's Promissory Note") in the principal amount of $24,000,000 due and payable on January 2, 1997 together with interest on the unpaid principal balance at a rate of 8% per annum, plus (b) $6,000,000 in shares of Common Stock of Buyer
("Buyer's Common Stock") valued at $14.875 per share, less any dividends or other distributions to the shareholders of Seller paid between the date of the Base Balance Sheet and the Closing Date that exceed the amount of Shareholder's tax obligation for Seller through October 31, 1996, which amount, if any, shall be deducted from the promissory note portion of the purchase price.

                  2.2 Allocation of Purchase Price. Buyer and Seller agree that the total purchase price (including liabilities assumed) for the assets and properties purchased pursuant to this Agreement shall be allocated to those assets and properties as set forth in Exhibit A as prepared by Buyer, which shall be attached to this Agreement within 60 days after the date hereof. Buyer and Seller agree that the allocation set forth in Exhibit A shall have been made in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended and any applicable Treasury Regulations promulgated thereunder. Buyer and Seller, each at its own expense, also agree to file appropriate forms with the Internal Revenue Service setting forth the information required to be furnished to the Internal Revenue Service by Section 1060 and the applicable Treasury Regulations thereunder. In consideration for agreeing to such allocation and the structure of the transactions contemplated hereby, Buyer shall cause Designated Subsidiary to pay to or to the order of Seller, not later than 90 days after the end of each year during the 15-year period following the date of this Agreement, an amount equal to the lesser of
(a) 10% of the federal tax savings for such year resulting from tax deductible good will relating to the transaction contemplated hereby or (b) $66,000.

                                    SECTION 3
                         REPRESENTATIONS AND WARRANTIES

                  3.1 Representations and Warranties of Seller and Shareholder. Except as otherwise set forth in the Seller Disclosure Schedule heretofore delivered by Seller to and acknowledged as received by Buyer, Seller and Shareholder jointly and severally represent and warrant to Buyer and Designated Subsidiary as follows:

                           (a)   Due   Incorporation,    Good   Standing,    and
Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on its business as now being conducted. Seller is not subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction. Seller has heretofore delivered to Buyer a list setting forth, as of the date of this Agreement, each jurisdiction in which Seller is qualified to do business.

                           (b)  Corporate  Authority.  Seller has the  corporate
power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors and shareholders of Seller have duly authorized the execution, delivery, and performance of this Agreement. No other corporate proceedings on the part of Seller are necessary to authorize the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a legal, valid, and binding agreement of, Seller and Shareholder, enforceable against Seller and Shareholder in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

                           (c) Capital Stock. As of the date hereof,  Seller has
an authorized capital stock consisting of 10,000,000 shares of Common Stock, $.10 par value, of which 500,000 shares are issued and outstanding and all of which are owned by Shareholder, free and clear of all claims, liens, charges, and encumbrances. All of the issued and outstanding shares of capital stock of Seller have been validly authorized and issued and are fully paid and nonassessable.

                           (d) Options,  Warrants,  and Rights.  Seller does not
have outstanding any options, warrants, or other rights to purchase, or securities or other obligations convertible into or exchangeable for, or contracts, commitments, agreements, arrangements, or understandings to issue, any shares of its capital stock or other securities.

                           (e) Subsidiaries.  Seller has no subsidiaries. Seller
does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any corporation or other business.

                           (f) Financial Statements. The Balance Sheet of Seller
as of December 31, 1995 and September 30, 1996, and the Statements of Income and Retained Earnings and Cash Flows of Seller for the year ended December 31, 1995, and the nine months ended September 30, 1996, have been compiled by Gregg & Company, P.A., certified public accountants. All of the foregoing financial statements have been prepared in accordance with standards established by the American Institute of Certified Public Accountants, which were applied on a consistent basis, are correct and complete, and present fairly, in all material respects, the consolidated financial position, results of operations, and changes in financial position of Seller as of their respective dates and for the periods indicated. Seller does not have any material liabilities or obligations of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Base Balance Sheet or Seller's Disclosure Schedule or incurred since the date of the Base Balance Sheet in the ordinary course of business.

                           (g) No Material  Change.  Since  September  30, 1996,
there has not been and there is not threatened (i) any material adverse change in the business, assets, properties, financial condition, or operating results of Seller, (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Seller, which materially affects or impairs its ability to conduct its business, or (iii) any mortgage or pledge of any assets or properties of Seller, or any indebtedness incurred by Seller other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

                           (h)  Title  to   Properties.   Seller  has  good  and
marketable title to all of its real and personal assets and properties, including all assets and properties reflected in the Base Balance Sheet or acquired subsequent to September 30, 1996, except assets or properties disposed of subsequent to that date in the ordinary course of business. Such assets and properties are subject to no mortgage, indenture, pledge, lien, claim, encumbrance, charge, security interest, or title retention or other security arrangement, except for liens for the payment of federal, state, and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of Seller or the ownership of its assets or properties, which were not incurred in connection with the borrowing of money or the obtaining of advances and which do not in the aggregate materially detract from the value of the assets or properties of Seller or materially impair the use thereof in the operation of its business, except in each case as disclosed in the Base Balance Sheet. All leases pursuant to which Seller leases any substantial amount of real or personal property are valid and effective in accordance with their respective terms. Seller owns or has the right to use all assets and properties necessary to conduct its business as currently conducted.

                           (i)   Litigation.   There  are  no  actions,   suits,
proceedings, or other litigation pending or, to the knowledge of Seller, threatened against Seller, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to Seller, would individually or in the aggregate have a material adverse effect on the business, assets, properties, operating results, prospects, or condition, financial or otherwise, of Seller.

                           (j) Rights and Licenses. Seller is not subject to any
material disability or liability by reason of its failure to possess any trademark, trademark right, trade name, trade name right, or license.

                           (k) No Violation.  The execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by Seller of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to, (i) any provision or restriction of any charter, bylaw, loan, indenture, or mortgage of Seller, or (ii) any provision or restriction of any lien, lease agreement, contract, instrument, order, judgment, award, decree, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of Seller is subject or by which Seller is bound.

                           (l)  Taxes.  Seller  has  filed all  federal,  state,
foreign, local, and any other tax returns and reports required to be filed and has paid in full all taxes and assessments, if any, shown due thereon (together with all interest, penalties, assessments, and deficiencies assessed in connection therewith due through the date hereof). All such tax returns are accurate and complete in all material respects. No claims for taxes or assessments are being asserted or threatened against Seller. Seller has furnished to Buyer a list of all tax returns filed for it. Seller has duly and validly filed elections for S corporation status under the Internal Revenue Code; none of such elections have been revoked or terminated; and neither Seller nor any shareholder of Seller has taken any action that would cause a termination of such S elections.

                           (m) Accounts  Receivable.  The accounts receivable of
Seller have been acquired in the ordinary course of business, are valid and enforceable, and are fully collectible, subject to no known defenses, set-offs, or counterclaims, except to the extent of the reserve reflected in the books of Seller or in such other amount that is not material in the aggregate.

                           (n) Contracts.  Seller is not a party to (i) any plan
or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, or profit sharing, (ii) any collective bargaining or other contract or agreement with any labor union, (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations, excepting, in each case, items included within aggregate amounts disclosed or reflected in the Base Balance Sheet, (iv) any employment agreement or other similar arrangement not terminable by it upon 30 days or less notice without penalty to it, (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $100,000, (vi) any contract or agreement creating an obligation of $100,000 or more, (vii) any contract or agreement that by its terms does not terminate or is not terminable by it upon 30 days or less notice without penalty to it, (viii) any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of arrangement, (ix) any material license agreement, or (x) any contract that may result in a material loss or obligation to it. All material contracts, agreements, and other arrangements to which Seller is a party are valid and enforceable in accordance with their terms; Seller and all other parties to each of the foregoing have performed all obligations required to be performed to date; neither Seller nor any such other party is in default or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a default under any of them.

                           (o) Compliance with Law and Other Regulations. Seller
is not subject to or has been threatened with any material fine, penalty, liability, or disability as the result of its failure to comply with any requirement of federal, state, local, or foreign law or regulation or any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it.

                           (p)  Insurance.  Seller  maintains  in full force and
effect insurance coverage on its assets, properties, premises, operations, and personnel in such amounts as Seller deems appropriate, all as set forth on Seller's Disclosure Schedule.

                           (q) Articles,  Bylaws,  and Minute Books.  Seller has
heretofore delivered to Buyer true and complete copies of the Articles of Incorporation and Bylaws of Seller as currently in effect. The minute books of Seller contain complete and accurate records of all meetings and other corporate actions held or taken by the Boards of Directors (or committees of the Boards of Directors) and shareholders of Seller since its incorporation.

                           (r)  Employees.   Seller  has  never   maintained  or
contributed to any "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, any stock option plan, stock purchase plan, deferred compensation plan, or other similar employee benefit plan. Seller never contributed to any "multi-employer pension plan," as such term is defined in Section 3(37)(A) of ERISA.

                           (s) Intent and Access. Seller is acquiring the shares
of Buyer's Common Stock and Buyer's Promissory Note without a view to the public distribution or resale in violation of any applicable federal or state securities laws. Seller and Shareholder acknowledge that Buyer's Common Stock and Buyer's Promissory Note are not registered under the Securities Act of 1933, as amended or any state securities laws and cannot be sold publicly without registration thereunder or an exemption from such registration. Seller and Shareholder understand that certificates for such shares and such note will contain a legend with respect to the restrictions on transfer under federal and applicable state securities laws as well as the fact that the shares and note are "restricted securities" under such federal and state laws. Seller and Shareholder have been furnished with such information, both financial and non-financial, with respect to the operations, business, capital structure, and financial position of Buyer and its subsidiaries as they believe necessary and have been given the opportunity to ask questions of and receive answers from Buyer and its subsidiaries and their officers concerning Buyer and its subsidiaries. Without limiting the foregoing, Seller and Shareholder specifically acknowledge the receipt of Buyer's Form 10-K Report for the fiscal year ended September 30, 1996, Buyer's Form 10-Q for the nine months ended June 30, 1996, Buyer's Proxy Statement dated July 29, 1996, Buyer's 1996 Annual Report to Shareholders, and Buyer's Prospectus dated May 29, 1996. Notwithstanding the foregoing, Seller shall have the right to transfer a portion of the Shares to Joe Mattes, David Furr, and Donald Hawk, each of whom is familiar with the transactions contemplated hereby and each of whom is an "accredited investor" under applicable rules of the Securities and Exchange Commission.

                           (t) Accuracy of  Statements.  Neither this  Agreement
nor any statement, list, certificate, or other information furnished by Seller to Buyer in connection with this Agreement or any of the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

                  3.2 Representations and Warranties of Buyer. Except as otherwise set forth in the Buyer Disclosure Schedule heretofore delivered by Buyer to Seller, and except as disclosed in any document heretofore filed by Buyer with the Securities and Exchange Commission ("SEC"), Buyer represents and warrants to Seller as follows:

                           (a)   Due   Incorporation,    Good   Standing,    and
Qualification. Buyer and each of its subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of their jurisdictions of incorporation with all requisite corporate power and authority to own, operate, and lease their assets and properties and to carry on their business as now being conducted. Neither Buyer nor any of its subsidiaries is subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction. As used in this Agreement with reference to Buyer, the term "subsidiaries" shall include all direct or indirect subsidiaries of Buyer including Designated Subsidiary.

                           (b)  Corporate   Authority.   Buyer  and   Designated
Subsidiary have the corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby. The Boards of Directors of Buyer and Designated Subsidiary have duly authorized the execution, delivery, and performance of this Agreement. No other corporate proceedings on the part of Buyer or Designated Subsidiary, including a meeting of Buyer's shareholders, are necessary to authorize the execution and delivery by Buyer of this Agreement or the consummation by Buyer or Designated Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a legal, valid, and binding agreement of, Buyer and Designated Subsidiary, enforceable against them in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

                           (c) Capital Stock.  As of the date hereof,  Buyer has
authorized capital stock consisting of 25,000,000 shares of Common Stock, $.01 par value, of which 12,669,769 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, no par value, of which no shares are issued and outstanding. As of such date, 1,044,553 shares of Buyer Common Stock were reserved for issuance upon the exercise of outstanding stock options and warrants. All of the issued and outstanding shares of capital stock of Buyer and each of its subsidiaries have been validly authorized and issued and are fully paid and nonassessable.

                           (d) Options,  Warrants, and Rights. Neither Buyer nor
any of its subsidiaries has outstanding any options, warrants, or other rights to purchase, or securities or other obligations convertible into or exchangeable for, or contracts, commitments, agreements, arrangements or understandings to issue, any shares of their capital stock or other securities, other than those referred to in Section 3.2(c).

                           (e) Subsidiaries.  The outstanding  shares of capital
stock of the subsidiaries of Buyer owned by Buyer or any of its subsidiaries are owned free and clear of all claims, liens, charges, and encumbrances. Buyer does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any corporation or other business.

                           (f) Financial  Statements.  The Consolidated  Balance
Sheets of Buyer and its subsidiaries as of September 30, 1994 and September 30, 1995 and the Consolidated Statements of Operations, the Consolidated Statements of Shareholders' Equity, and the Consolidated Statements of Cash Flows of Buyer and its subsidiaries for the three years ended September 30, 1995, and all related schedules and notes to the foregoing, have been reported on by Arthur Andersen LLP, independent public accountants, and the Consolidated Balance Sheet of Buyer and its subsidiaries as of June 30, 1996 and the Consolidated Statement of Operations, the Consolidated Statement of Shareholders' Equity, and the Consolidated Statement of Cash Flows of Buyer and its subsidiaries for the nine months ended June 30, 1996 have been prepared by the Company without audit. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles, which were applied on a consistent basis (except as described therein), are correct and complete, and present fairly, in all material respects, the financial position, results of operations, and changes of financial position of Buyer and its subsidiaries as of their respective dates and for the periods indicated. Neither Buyer nor any of its subsidiaries has any material liabilities or obligations of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated or otherwise, except as and to the extent disclosed or reflected in the Consolidated Balance Sheet of Buyer and its subsidiaries as of June 30, 1996, or incurred since June 30, 1996, in the ordinary course of business or as contemplated by this Agreement.

                           (g) No Material  Change.  Since June 30, 1996,  there
has not been and there is not threatened (i) any material adverse change in the business, assets, properties, financial condition, or operating results of Buyer or its subsidiaries taken as a whole, (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Buyer or its subsidiaries, which materially affects or impairs their ability to conduct their business, or (iii) any mortgage or pledge of any material amount of the assets or properties of Buyer or any of its subsidiaries, or any indebtedness incurred by Buyer or any of its subsidiaries, other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

                           (h) Title to  Assets  and  Properties.  Buyer and its
subsidiaries have good and marketable title to all of their respective real and personal assets and properties, including all assets and properties reflected in the Consolidated Balance Sheet of Buyer and its subsidiaries as of June 30, 1996, or acquired subsequent to June 30, 1996, except assets or properties disposed of subsequent to that date in the ordinary course of business. Such assets and properties are subject to no mortgage, indenture, pledge, lien, claim, encumbrance, charge, security interest, or title retention or other security arrangement, except for liens for the payment of federal, state, and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of Buyer and its subsidiaries or the ownership of their assets or properties, which were not incurred in connection with the borrowing of money or the obtaining of advances, and which do not in the aggregate materially detract from the value of the assets or properties of Buyer and its subsidiaries taken as a whole or materially impair the use thereof in the operation of their respective businesses, except in each case as disclosed in the Consolidated Balance Sheet as of June 30, 1996. All leases pursuant to which Buyer or any of its subsidiaries lease any substantial amount of real or personal property are valid and effective in accordance with their respective terms. Buyer and each of its subsidiaries own or have the right to use all assets and properties necessary to conduct their business as currently conducted.

                           (i)   Litigation.   There  are  no  actions,   suits,
proceedings, or other litigation pending or, to the knowledge of Buyer, threatened against Buyer or any of its subsidiaries, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to Buyer or its subsidiaries, would individually or in the aggregate have a material adverse effect on the business, assets, properties, operating results, prospects, or condition, financial or otherwise, of Buyer and its subsidiaries taken as a whole.

                           (j) Rights and Licenses. Neither Buyer nor any of its
subsidiaries is subject to any material disability or liability by reason of its failure to possess any trademark, trademark right, trade name, trade name right, or license.

                           (k) No Violation.  The execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by Buyer or any of its subsidiaries of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to, (i) any provision or restriction of any charter, bylaw, loan, indenture, or mortgage of Buyer or any of its subsidiaries, or (ii) any provision or restriction of any lien, lease agreement, contract, instrument, order, judgment, award, decree, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of Buyer or any of its subsidiaries is subject or by which Buyer or any of its subsidiaries is bound.

                           (l) Taxes.  Buyer has duly filed in correct  form all
Tax Returns relating to the activities of Buyer and its subsidiaries required or due to be filed (with regard to applicable extensions) on or prior to the Closing Date. All such Tax Returns are accurate and complete in all material respects, and Buyer has paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by federal, state, or local taxing authorities for all periods ending on or before the Closing Date, other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to Seller. The amounts set up as reserves for Taxes on the books of Buyer and its subsidiaries are sufficient in the aggregate for the payment of all unpaid Taxes (including any interest or penalties thereon), whether or not disputed, accrued, or applicable. No claims for taxes or assessments are being asserted or threatened against Buyer or any of its subsidiaries. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies, or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof and any interest, penalties or additions attributable thereto, and the term "Tax Return" shall mean any report, return, or other information required to be supplied to a taxing authority or required by a taxing authority to be supplied to any other person.

                           (m) Accounts  Receivable.  The accounts receivable of
Buyer and its subsidiaries have been acquired in the ordinary course of business, are valid and enforceable, and are fully collectible, subject to no known defenses, setoffs, or counterclaims, except to the extent of the reserve reflected in the books of Buyer and its subsidiaries or in such other amount that is not material in the aggregate.

                           (n)   Contracts.   Neither   Buyer  nor  any  of  its
subsidiaries is a party to (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, or profit sharing, (ii) any collective bargaining or other contract or agreement with any labor union, (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations excepting, in each case, items included within aggregate amounts disclosed or reflected in the Consolidated Balance Sheet of Buyer and its subsidiaries as of June 30, 1996, (iv) any employment agreement or other similar arrangement not terminable by it upon 30 days or less notice without penalty to it, (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $100,000, (vi) any contract or agreement creating an obligation of $100,000 or more, (vii) any contract or agreement that by its terms does not terminate or is not terminable by it upon 30 days or less notice without penalty to it, (viii) any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of arrangement, (ix) any material license agreement, or (x) any contract that may result in a material loss or obligation to it. All material contracts, agreements, and other arrangements to which Buyer or any of its subsidiaries is a party are valid and enforceable in accordance with their terms; Buyer, its subsidiaries, and all other parties to each of the foregoing have performed all obligations required to be performed to date; neither Buyer, nor any of its subsidiaries, nor any such other party is in default or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a default under any of them.

                           (o)  Compliance  with  Law  and  Other   Regulations.
Neither Buyer nor any of its subsidiaries is subject to or has been threatened with any material fine, penalty, liability, or disability as the result of its failure to comply with any requirement of federal, state, local, or foreign law or regulation or any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it.

                           (p)  Insurance.  Buyer  and each of its  subsidiaries
maintains in full force and effect insurance coverage on their assets, properties, premises, operations, and personnel in such amounts as Buyer deems appropriate.

                           (q) Articles,  Bylaws,  and Minute  Books.  Buyer has
heretofore delivered to Seller true and complete copies of the Articles of Incorporation and Bylaws of Buyer and Designated Subsidiary as currently in effect. The minute books of Buyer and Designated Subsidiary contain complete and accurate records of all meetings and other corporate actions held or taken by the Boards of Directors (or committees of the Boards of Directors) and shareholders of Buyer and its subsidiaries, as the case may be, since their respective incorporations.

                           (r)   Employees.   Neither   Buyer  nor  any  of  its
subsidiaries has ever maintained or contributed to any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, including, without limitation, any stock option plan, stock purchase plan, deferred compensation plan, or other similar employee benefit plan, other than Buyer's Stock Option Plans. Neither Buyer nor any of its subsidiaries has ever contributed to any "multi-employer pension plan," as such term is defined in Section 3(37)(A) of ERISA.

                           (s) SEC Reports.  Buyer's report on Form 10-K for the
fiscal year ended September 30, 1995 filed with the SEC and all reports and proxy statements filed by Buyer thereafter pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934, including Buyer's Form 10-Q Report for the quarter ended June 30, 1996, do not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time the document was filed. Since the filing of such report on Form 10-K, no other report, proxy statement, or other document has been required to be filed by Buyer pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 that has not been filed.

                           (t) Accuracy of  Statements.  Neither this  Agreement
nor any statement, list, certificate, or other information furnished by Buyer to Seller in connection with this Agreement or any of the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                           (u) Status of Buyer  Common Stock Being  Issued.  The
shares of Buyer's Common Stock issued in partial payment for the Transferred Assets are validly authorized and issued, fully paid, nonassessable, authorized for trading on the Nasdaq National Market, and free of preemptive or other similar rights, but subject to the resale restrictions required by Rule 144 promulgated pursuant to the Securities Act of 1933, as amended ("Rule 144").

                  3.3 Survival of Representations and Warranties. Each of the representations and warranties contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement irrespective of any investigations or inquiries made by any party or any knowledge that any party may possess, and each party shall be entitled to rely upon such representations and warranties irrespective of any investigations, inquiries, or knowledge.

                                    SECTION 4
                               COVENANTS TO SELLER

                  4.1 Covenants of Seller. Seller further agrees, unless Buyer otherwise agrees in writing, subsequent to the Closing Date:

                           (a)  Complete  Liquidation  and  Dissolution.  Seller
shall completely liquidate and dissolve as promptly as practicable after the Closing Date, and in connection therewith, Seller shall distribute to its shareholders all of its assets and properties (including the Buyer's Common Stock and Buyer's Promissory Note issued pursuant to Section 2.1) after paying outstanding obligations and liabilities not being assumed by Designated Subsidiary and providing adequate reserves so that Designated Subsidiary will have no responsibilities to Seller's creditors except as specifically assumed pursuant to Section 1.2.

                           (b) Filing of Tax Returns. As promptly as practicable
after the Closing Date, Seller shall file all federal, state, and local corporate and income tax returns for its last fiscal year and covering the period from the end of its last fiscal year to the date of its liquidation and dissolution.

                           (c) Dividends.  Nothing in this Agreement shall limit
the ability or right of Seller to declare or pay dividends to its shareholders subsequent to the Closing Date.

                           (d) Change of Corporate  Name.  Seller shall promptly
change its corporate name to a name that does not include the words "Sports Image."

                  4.2 Further Assurances. From time to time, on and after the Closing Date, as and when requested by Buyer or Designated Subsidiary, the proper officers and directors of Seller as of the Closing Date shall, for and on behalf and in the name of Seller or otherwise, execute and deliver all such deeds, bills of sale, assignments, and other instruments and shall take or cause to be taken such further or other actions as Buyer or Designated Subsidiary may deem necessary or desirable in order to confirm of record or otherwise to Buyer or Designated Subsidiary title to and possession of all of the Transferred Assets and otherwise to carry out fully the provisions and purposes of this Agreement. In addition, Seller shall give Buyer access to all records of Seller not purchased hereunder, and Buyer shall give Seller access to all records of Buyer to the extent relevant to the transactions contemplated hereby.

                                    SECTION 5
                                     GENERAL

                  5.1 Costs and Indemnity Against Finders. Each party hereto shall be responsible for its own costs and expenses in negotiating and performing this Agreement and hereby indemnifies and holds the other parties harmless against any claim for finders' fees based on alleged retention of a finder by it.

                  5.2 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance, and enforcement shall be governed by and construed in accordance with the laws of the state of Arizona, notwithstanding any Arizona or other conflict-of-law provisions to the contrary.

                  5.3 Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

          If to Buyer or Designated Subsidiary:               If to Seller or Shareholder:

          2401 West First Street                              5301 West WT Harris Boulevard
          Tempe, Arizona  85281                               Charlotte, North Carolina  28269
          Attention:  Fred W. Wagenhals                       Attention:  R. Dale Earnhardt

          with a copy given in the manner                     with a copy given in the manner
          prescribed above, to:                               prescribed above, to:

          O'Connor, Cavanagh, Anderson,                       Gray, Layton, Drum, Kersh, Solomon,
            Killingsworth & Beshears, P.A.                      Sigmon & Furr, P.A.
          One East Camelback Road                             516 South New Hope Road
          Phoenix, Arizona  85012                             Gastonia, North Carolina  28053
          Attention:  Robert S. Kant, Esq.                    Attention:  David Furr, Esq.

          Any party may alter the address to which communications or copies are to be sent by giving notice to such other parties of change of address in conformity with the provisions of this paragraph for the giving of notice.

          5.4 Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns, except that no party may assign, delegate, or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Any assignment, delegation, or transfer made in violation of this Section 5.4 shall be null and void.

          5.5 Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements, and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

          5.6 Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          5.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                              ACTION PERFORMANCE COMPANIES, INC.



                                              By:_______________________________
                                                      President


[Corporate Seal]                              By:_______________________________
                                                      Secretary




                                              SII ACQUISITION, INC.



                                              By:_______________________________
                                                      President


[Corporate Seal]                              By:_______________________________
                                                      Secretary




                                              SPORTS IMAGE, INC.



                                              By:_______________________________
                                                       President


[Corporate Seal]                              By:_______________________________
                                                       Secretary




                                              __________________________________
                                              R. Dale Earnhardt


                                              __________________________________
                                              Teresa H. Earnhardt
                                       11